Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2022 SECOND QUARTER RESULTS

NEW YORK, NY, August 4, 2022 – Alleghany Corporation (NYSE-Y) announced its financial results for the second quarter of 2022. Book value per share was $587.62 at June 30, 2022, a decrease of 8.0% and 13.0% from March 31, 2022 and December 31, 2021, respectively. Excluding the change in accumulated other comprehensive income, book value per share decreased 2.1% and 0.9% during the same periods, respectively.

Highlights for the quarter are summarized below1:

•
Net premiums written of $1,830 million decreased 2.6%, with reinsurance down 9.1% and insurance up 17.2%.
•
Underwriting profit2 was $165 million (combined ratio of 90.4%), compared with an underwriting profit of $174 million (combined ratio of 90.2%).
•
Net investment income decreased 16.9% to $106 million from $127 million.
•
Alleghany Capital revenue3 increased 59.9% to $1,262 million from $789 million.
•
Alleghany Capital earnings before income taxes and adjusted earnings2 before income taxes were $112 million and $119 million, respectively, compared with $50 million and $61 million, respectively.
•
Net losses attributable to Alleghany stockholders were $172 million or $12.75 per diluted share, compared with net earnings attributable to Alleghany stockholders of $404 million or $29.00 per diluted share.
•
Adjusted earnings were $233 million or $17.28 per diluted share, compared with $242 million or $17.39 per diluted share.

Highlights for the first six months are summarized below1:

•
Net premiums written of $3,623 million decreased 0.3%, with reinsurance down 5.9% and insurance up 18.8%.
•
Underwriting profit was $352 million (combined ratio of 89.5%), compared with an underwriting profit of $190 million (combined ratio of 94.4%).
•
Net investment income decreased 21.9% to $219 million from $280 million.
•
Alleghany Capital revenue increased 53.9% to $2,384 million from $1,548 million.
•
Alleghany Capital earnings before income taxes and adjusted earnings before income taxes were $207 million and $221 million, respectively, compared with $86 million and $108 million, respectively.
•
Net losses attributable to Alleghany stockholders were $46 million or $3.41 per diluted share, compared with net earnings attributable to Alleghany stockholders of $634 million or $45.41 per diluted share.
•
Adjusted earnings were $487 million or $36.13 per diluted share, compared with $380 million or $27.25 per diluted share.

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1 All comparisons are to the same period of the prior year, unless otherwise stated.

2 Underwriting profit and adjusted earnings are non-GAAP financial measures as defined in SEC Regulation G. Refer to “Non-GAAP Financial Measures” below.

3 Relates to Alleghany Capital product and service revenues.

Joe Brandon, President and Chief Executive Officer, commented “Alleghany produced good underwriting and operating results in the second quarter and first half of the year, generating adjusted earnings of $233 million and $487 million, respectively. However, consistent with overall financial markets in the first six months of this year, these operating results were overtaken by (mostly unrealized) losses on our bond and stock portfolios. Consequently, book value per share decreased by 13% from the start of the year to $587.62.

“During the second quarter, our re/insurance businesses generated an underwriting profit of $165 million and a combined ratio of 90.4%, reflecting continued rate increases and attractive new business opportunities. RSUI grew net premiums written by 21.5% in the second quarter, reflecting strong rate growth and new business opportunities, and generated an underwriting profit of $82 million and a combined ratio of 77.4%. Excluding a large quota share treaty TransRe elected not to renew at the end of 2021, TransRe’s casualty and specialty net premiums written grew by 14.6%, while its property business declined by 17.2% as it continued to reshape its property catastrophe portfolio. Despite continued global catastrophe losses, TransRe produced $88 million of underwriting profit and a 92.9% combined ratio in the second quarter.

“Alleghany Capital delivered 60% revenue growth and adjusted earnings before income taxes of $119 million in the quarter. Growth was driven predominantly by Jazwares and IPS. Alleghany Capital’s operating companies are experiencing strong order flow and are positioned to continue to grow.

“We are pleased with the operating performance of our businesses in the first half of 2022 and look forward to becoming part of Berkshire Hathaway later this year, subject to satisfaction of customary closing conditions.”

The following table summarizes results for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2022	2021	Change	2022	2021	Change
	(in millions, except share and per share data)
Revenues:
Total revenues	$2,596.9	$2,928.7	(11.3%)	$5,315.6	$5,582.5	(4.8%)
Net premiums written	1,830.0	1,878.2	(2.6%)	3,622.8	3,633.0	(0.3%)
Alleghany Capital product and service revenues	1,262.3	789.2	59.9%	2,383.6	1,548.4	53.9%
Net investment income	105.5	126.9	(16.9%)	218.9	280.4	(21.9%)
Change in the fair value of equity securities	(500.2)	203.9	n/m	(639.0)	316.6	n/m

Earnings:
(Losses) earnings before income taxes	$(163.9)	$521.9	n/m	$50.1	$818.8	(93.9%)
Underwriting profit	165.2	173.7	(4.9%)	351.6	190.3	84.8%
Net (losses) earnings attributable to Alleghany stockholders	(171.6)	403.7	n/m	(45.9)	633.7	n/m
Adjusted earnings	232.6	242.1	(3.9%)	487.4	380.3	28.1%

Share and per share data:
(Losses) earnings per diluted share	$(12.75)	$29.00	n/m	$(3.41)	$45.41	n/m
Adjusted earnings per diluted share	17.28	17.39	(0.6%)	36.13	27.25	32.6%
Weighted average diluted shares outstanding	13,455,198	13,919,489	(3.3%)	13,488,993	13,954,449	(3.3%)

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2022	2021	Change	2022	2021	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance segment	$1,280.3	$1,409.1	(9.1%)	$2,638.3	$2,804.0	(5.9%)
Insurance segment	549.7	469.1	17.2%	984.5	829.0	18.8%
	$1,830.0	$1,878.2	(2.6%)	$3,622.8	$3,633.0	(0.3%)

Underwriting profit:
Reinsurance segment	$88.4	$124.2	(28.8%)	$159.9	$129.1	23.9%
Insurance segment	76.8	49.5	55.2%	191.7	61.2	213.2%
	$165.2	$173.7	(4.9%)	$351.6	$190.3	84.8%

Combined ratio:
Reinsurance segment	92.9%	91.1%	1.8%	93.4%	95.0%	(1.6%)
Insurance segment	83.1%	87.3%	(4.2%)	78.7%	92.0%	(13.3%)
Consolidated	90.4%	90.2%	0.2%	89.5%	94.4%	(4.9%)

Underwriting profit excluding catastrophe losses:
Reinsurance segment	$115.3	$151.0	(23.6%)	$234.7	$255.6	(8.2%)
Insurance segment	93.7	93.9	(0.2%)	210.7	186.9	12.7%
	$209.0	$244.9	(14.7%)	$445.4	$442.5	0.7%

Combined ratio excluding catastrophe losses:
Reinsurance segment	90.8%	89.2%	1.6%	90.3%	90.2%	0.1%
Insurance segment	79.4%	76.0%	3.4%	76.6%	75.6%	1.0%
Consolidated	87.8%	86.2%	1.6%	86.7%	86.9%	(0.2%)

Reinsurance

TransRe’s results in the first six months of 2022 and at July 1, 2022 saw growth across the casualty and specialty lines driven by new and existing business, and a contraction in the property catastrophe business.

TransRe’s net premiums written decreased 9.1% and 5.9% in the second quarter and first six months of 2022, respectively, from the corresponding periods of 2021, primarily reflecting the impact of TransRe’s decision to not renew a certain large whole account quota share treaty as of December 31, 2021. Also contributing were decreases in property lines of business, partially offset by improving rates and growth in various casualty and specialty lines of business.

TransRe’s combined ratio for the second quarter of 2022 was 92.9% compared with 91.1% for the second quarter of 2021, primarily reflecting the impact of higher commission rates and less favorable prior accident year loss and LAE reserve development. TransRe’s combined ratio for the first six months of 2022 was 93.4% compared with 95.0% for the first six months of 2021, primarily reflecting lower catastrophe losses, partially offset by the impact of higher commission rates.

TransRe’s current year catastrophe losses in the second quarter and first six months of 2022 were $27 million and $75 million, respectively. Catastrophe losses in the second quarter and first six months included $9 million and $44 million, respectively, from the ongoing conflict between Russia and Ukraine and $18 million and $31 million, respectively, from Australian floods. In the second quarter and first six months of 2021, TransRe incurred $27 million and $127 million of losses related to Winter Storm Uri and other storms (collectively, “Winter Storms”), respectively.

Insurance

Insurance segment net premiums written increased 17.2% and 18.8% in the second quarter and first six months of 2022, respectively, from the corresponding periods of 2021, reflecting growth at both RSUI and, to a lesser extent, CapSpecialty.

RSUI’s net premiums written increased 21.5% and 23.2% in the second quarter and first six months of 2022, respectively, from the corresponding periods of 2021, reflecting growth in most lines of business due to increases in business opportunities, higher rates and improved general market conditions, particularly in the property and professional liability lines of business. The increase in net premiums written in the second quarter of 2022 was partially offset by a decline in the directors’ and officers’ liability lines of business.

RSUI’s combined ratio for the second quarter and first six months of 2022 was 77.4% and 72.2%, respectively, compared with 83.6% and 89.6% for the corresponding periods of 2021. The decrease in the combined ratio in the second quarter and first six months of 2022 primarily reflects lower catastrophe losses and the impact of lower overall current accident year loss ratios excluding catastrophe losses, partially offset by unfavorable prior accident year loss reserve development compared with favorable prior accident year loss reserve development in the second quarter and first six months of 2021.

RSUI’s catastrophe losses in the second quarter and first six months of 2022 were $17 million and $19 million, respectively, related to severe weather in the U.S. Catastrophe losses in the second quarter and first six months of 2021 were $44 million and $125 million, respectively, primarily related to the Winter Storms as well as additional catastrophe losses related to severe weather and flooding in the Midwestern U.S. in the spring of 2021.

CapSpecialty’s net premiums written increased 2.4% and 4.1% in the second quarter and first six months of 2022, respectively from the corresponding periods of 2021, primarily reflecting growth in certain specialty casualty and professional liability lines of business and, to a lesser extent, growth in the surety lines of business, reflecting increases in business opportunities and higher rates, partially offset by a curtailment of certain unprofitable broker relationships and declines in discontinued binding authority business.

CapSpecialty’s combined ratio for the second quarter and first six months of 2022 was 105.1% and 102.4%, respectively, compared with 99.3% and 99.4% for the corresponding periods of 2021. The increase in the combined ratio in the second quarter and first six months of 2022 primarily reflects higher unfavorable prior accident year loss reserve development, partially offset by an improved expense ratio.

Alleghany Capital

The following table summarizes earnings before income taxes and adjusted earnings before income taxes for the Alleghany Capital segment for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,
	2022				2021
	Industrial	Consumer & services	Corp. & other	Total	Industrial	Consumer & services	Corp. & other	Total
	($ in millions)

Earnings (losses) before income taxes	$21.6	$95.5	$(5.1)	$112.0	$28.6	$26.8	$(5.4)	$50.0

Less: net realized capital gains	(1.1)	(7.0)	-	(8.1)	(0.1)	(0.1)	-	(0.2)
Add: amortization of intangible assets	5.8	8.8	-	14.6	4.4	7.2	-	11.6

Adjusted earnings (losses) before income taxes	$26.3	$97.3	$(5.1)	$118.5	$32.9	$33.9	$(5.4)	$61.4

	Six Months Ended June 30,
	2022				2021
	Industrial	Consumer & services	Corp. & other	Total	Industrial	Consumer & services	Corp. & other	Total
	($ in millions)

Earnings (losses) before income taxes	$55.8	$165.1	$(14.1)	$206.8	$54.9	$40.8	$(9.9)	$85.8

Less: net realized capital gains	(2.3)	(11.9)	-	(14.2)	(0.3)	(0.9)	-	(1.2)
Add: amortization of intangible assets	10.6	17.7	-	28.3	8.5	14.4	-	22.9

Adjusted earnings (losses) before income taxes	$64.1	$170.9	$(14.1)	$220.9	$63.1	$54.3	$(9.9)	$107.5

The increase in earnings before income taxes in the second quarter and first six months of 2022 from the corresponding periods of 2021 primarily reflects higher consumer and services earnings before income taxes driven by higher revenues and improved margins at Jazwares due to strong customer demand across its product portfolio of owned brands and licenses. Increased revenue and earnings from IPS and Concord also contributed to the improved results in the second quarter and first six months of 2022. IPS’s results also reflect the addition of Linesight, acquired in October 2021.

INVESTMENTS

Alleghany reported net investment income for the second quarter and first six months of 2022 of $106 million and $219 million, respectively, representing a decrease of 16.9% and 21.9%, respectively, from the corresponding periods of 2021, primarily reflecting lower dividend income and lower partnership income. The lower dividend income is primarily due to a large special dividend in the second quarter 2021 from a mutual fund. The lower partnership income is due to lower returns in certain partnerships that invest in lower-quality debt. For the first six months of 2022, lower partnership income also reflects depreciation compared with appreciation in 2021 in certain partnerships that have exposure to cryptocurrencies.

Financial statement total return4 on investments was (4.8%) and (8.6%) for the second quarter and first six months of 2022, compared with 2.2% and 2.1% for the corresponding periods of 2021, primarily reflecting depreciation in the value of Alleghany’s debt and equity securities portfolio.

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4 As calculated in Alleghany's financial supplement available on Alleghany's website. See “Additional Information”.

OTHER FINANCIAL INFORMATION

As of June 30, 2022, Alleghany had 13,455,454 shares of its common stock outstanding, compared with 13,598,535 shares of its common stock outstanding as of December 31, 2021.

Through March 18, 2022, Alleghany repurchased an aggregate of 144,864 shares of its common stock in the open market for $96.0 million, at an average price per share of $662.60. Upon the public announcement of the merger agreement, repurchases of shares of common stock ceased.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2022 second quarter financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended June 30, 2022 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation owns operating subsidiaries and manages investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc., a leading global reinsurer; RSUI Group, Inc., which underwrites wholesale specialty insurance coverages; and CapSpecialty, Inc., an underwriter of specialty casualty and surety insurance coverages. Alleghany’s subsidiary Alleghany Capital Corporation owns and supports a diverse portfolio of eight non-financial businesses.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, adjusted earnings, adjusted earnings per diluted share, adjusted earnings before income taxes and book value per share excluding accumulated other comprehensive income (“AOCI”), which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include: (i) net investment income; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) change in allowance for credit losses on available for sale securities; (v) product and service revenues; (vi) other operating expenses; (vii) corporate administration; (viii) amortization of intangible assets; and (ix) interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

Alleghany also uses underwriting profit excluding catastrophe losses as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments without consideration of catastrophe losses.

A reconciliation of underwriting profit and underwriting profit before catastrophe losses to earnings before income taxes is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in millions)

(Losses) earnings before income taxes	$(163.9)	$521.9	$50.1	$818.8

Adjustments to earnings before income taxes:
Net investment income	105.5	126.9	218.9	280.4
Change in the fair value of equity securities	(500.2)	203.9	(639.0)	316.6
Net realized capital gains	11.1	12.9	1.2	25.9
Change in allowance for credit losses on available for sale securities	(7.6)	0.2	(8.2)	2.2
Product and service revenues	1,272.9	800.4	2,422.1	1,568.3
Other operating expenses	(1,150.1)	(739.5)	(2,178.8)	(1,463.5)
Corporate administration	(17.3)	(20.2)	(28.0)	(29.7)
Amortization of intangible assets	(14.9)	(12.4)	(29.0)	(23.9)
Interest expense	(28.5)	(24.0)	(60.7)	(47.8)
	(329.1)	348.2	(301.5)	628.5

Underwriting profit	165.2	173.7	351.6	190.3

Current year catastrophes	43.8	71.2	93.8	252.2

Underwriting profit excluding catastrophe losses	209.0	244.9	445.4	442.5

Adjusted earnings and adjusted earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis): (i) change in the fair value of equity securities; (ii) net realized capital gains; (iii) change in allowance for credit losses on available for sale securities; and (iv) amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses adjusted earnings and adjusted earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and earnings per diluted share attributable to its performance exclusive of changes in the fair value of equity securities, net realized capital gains or losses, change in allowance for credit losses on available for sale securities and amortization of intangible assets.

Reconciliations of adjusted earnings and adjusted earnings per diluted share to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, are presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in millions, except share and per share amounts)

Net (losses) earnings attributable to Alleghany stockholders¹	$(171.6)	$403.7	$(45.9)	$633.7

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	(500.2)	203.9	(639.0)	316.6
Net realized capital gains	11.1	12.9	1.2	25.9
Change in allowance for credit losses on available for sale securities	(7.6)	0.2	(8.2)	2.2
Amortization of intangible assets	(14.9)	(12.4)	(29.0)	(23.9)
Income tax effect of adjustments	107.4	(43.0)	141.8	(67.4)

	(404.2)	161.6	(533.3)	253.4

Adjusted earnings	$232.6	$242.1	$487.4	$380.3

Weighted average diluted common shares outstanding	13,455,198	13,919,489	13,488,993	13,954,449

(Losses) earnings per diluted share	$(12.75)	$29.00	$(3.41)	$45.41

Adjusted earnings per diluted share	$17.28	$17.39	$36.13	$27.25

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1 The numerators for calculating earnings per diluted share and adjusted earnings per diluted share may be further reduced for the effect of dilutive securities. Please refer to the Form 10-Q for additional information.

Adjusted earnings before income taxes is a non-GAAP financial measure for Alleghany’s non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Adjusted earnings before income taxes represents product and service revenues and net investment income less other operating expenses and interest expense, and does not include: (i) change in the fair value of equity securities; (ii) net realized capital gains; (iii) change in allowance for credit losses on available for sale securities; and (iv) amortization of intangible assets. Because adjusted earnings before income taxes excludes change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities and amortization of intangible assets, it provides an indication of economic performance that is not affected by levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses adjusted earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of adjusted earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

Book value per share excluding AOCI is calculated by dividing: (i) stockholders’ equity attributable to Alleghany stockholders less AOCI, all as determined in accordance with GAAP, by (ii) shares outstanding. Alleghany uses book value per share excluding AOCI as a supplement to book value per share, the most comparable GAAP financial measure, in order to better disclose its per share performance by excluding the effects of AOCI, which includes the effect of changes in interest rates and credit spreads on its debt securities portfolio, among others. A reconciliation of book value per share to book value per share excluding AOCI is presented below.

	June 30, 2022	March 31, 2022	December 31, 2021
	($ in millions, except share and per share amounts)

Stockholdersʼ equity attributable to Alleghany stockholders	$7,906.7	$8,595.4	$9,186.9

Less: AOCI	(964.3)	(464.5)	141.8
	$8,871.0	$9,059.9	$9,045.1

Shares outstanding	13,455,454	13,454,888	13,598,535

Book value per share	$587.62	$638.83	$675.58
Book value per share excluding AOCI	$659.29	$673.35	$665.15

# # #

Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•
significant weather-related or other natural or man-made catastrophes and disasters;
•
the effects of outbreaks of pandemics or contagious diseases, including the length and severity of the current worldwide coronavirus pandemic, known as COVID-19, including its impact on Alleghany’s business;
•
the cyclical nature of the property and casualty reinsurance and insurance industries;
•
changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;
•
adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;
•
the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;
•
the cost and availability of reinsurance;
•
the reliance by Alleghany’s reinsurance and insurance operating subsidiaries on a limited number of brokers;
•
legal, political, judicial and regulatory changes;
•
increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;
•
changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;
•
claims development and the process of estimating reserves;
•
exposure to terrorist acts and acts of war;
•
the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;
•
the uncertain nature of damage theories and loss amounts;
•
the loss of key personnel of Alleghany or its operating subsidiaries;
•
fluctuation in foreign currency exchange rates;
•
the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;
•
the ability to make payments on, or repay or refinance, Alleghany’s debt;
•
risks inherent in international operations;
•
difficult and volatile conditions in the global economy;
•
the failure to complete the merger with Berkshire Hathaway Inc. on the terms and timeline currently contemplated or at all;
•
risks related to the conduct of our business while the merger with Berkshire Hathaway Inc. is pending; and
•
risks related to uncertainties related to the consummation of the merger with Berkshire Hathaway Inc.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion; and other factors discussed in Alleghany’s 2021 Form 10-K and subsequent filings with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Dale James
Alleghany Corporation
212-508-8116

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30,	December 31,
	2022	2021
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2022 – $2,352,925; 2021 – $2,552,722)	$2,869,444	$3,683,820
Debt securities (amortized cost: 2022 – $15,694,482; 2021 – $15,727,143; allowance for credit losses: 2022 – $8,679; 2021 – $502)	14,651,254	16,061,560
Short-term investments	1,624,444	1,142,258
	19,145,142	20,887,638
Commercial mortgage loans	451,404	475,860
Other invested assets	538,302	557,800
Total investments	20,134,848	21,921,298
Cash	941,519	927,966
Accrued investment income	94,871	87,610
Premium balances receivable	1,627,263	1,458,679
Reinsurance recoverables	2,161,436	2,195,975
Ceded unearned premiums	523,733	463,412
Deferred acquisition costs	646,646	586,753
Property and equipment at cost, net of accumulated depreciation and amortization	319,650	304,452
Goodwill	733,109	753,607
Intangible assets, net of amortization	889,605	924,406
Current taxes receivable	22,589	—
Net deferred tax assets	334,295	—
Funds held under reinsurance agreements	421,362	634,182
Other assets	2,156,939	2,010,335
Total assets	$31,007,865	$32,268,675

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$14,393,680	$14,357,635
Unearned premiums	3,525,555	3,179,513
Senior notes and other debt	2,339,598	2,847,199
Reinsurance payable	389,837	322,902
Current taxes payable	—	34,297
Net deferred tax liabilities	—	56,958
Other liabilities	2,057,076	1,965,943
Total liabilities	22,705,746	22,764,447
Redeemable noncontrolling interests	395,449	317,346
Common stock (shares authorized: 2022 and 2021 – 22,000,000; shares issued: 2022 and 2021 – 17,459,961)	17,460	17,460
Contributed capital	3,575,815	3,608,905
Accumulated other comprehensive (loss) income	(964,281)	141,822
Treasury stock, at cost (2022 – 4,004,507 shares; 2021 – 3,861,426 shares)	(2,029,617)	(1,934,531)
Retained earnings	7,307,293	7,353,226
Total stockholders’ equity attributable to Alleghany stockholders	7,906,670	9,186,882
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$31,007,865	$32,268,675

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended June 30,
	2022	2021
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$1,715,188	$1,784,351
Net investment income	105,452	126,931
Change in the fair value of equity securities	(500,223)	203,902
Net realized capital gains	11,167	12,942
Change in allowance for credit losses on available for sale securities	(7,595)	246
Product and service revenues	1,272,902	800,425
Total revenues	2,596,891	2,928,797

Costs and Expenses
Net loss and loss adjustment expenses	1,039,127	1,087,206
Commissions, brokerage and other underwriting expenses	510,935	523,513
Other operating expenses	1,149,986	739,592
Corporate administration	17,278	20,148
Amortization of intangible assets	14,941	12,431
Interest expense	28,544	24,037
Total costs and expenses	2,760,811	2,406,927

(Losses) earnings before income taxes	(163,920)	521,870
Income taxes	(40,033)	102,281
Net (losses) earnings	(123,887)	419,589
Net earnings attributable to noncontrolling interest	47,727	15,938
Net (losses) earnings attributable to Alleghany stockholders	$(171,614)	$403,651

Net (losses) earnings	$(123,887)	$419,589
Other comprehensive income (loss):
Change in unrealized gains, net of deferred taxes of ($125,309) and $24,339 in 2022 and 2021, respectively	(471,401)	91,560
Less: reclassification for net realized capital gains and change in allowance for credit losses on available for sale securities, net of taxes of ($750) and ($2,769) for 2022 and 2021, respectively	(2,822)	(10,419)
Change in unrealized currency translation adjustment, net of deferred taxes of ($6,834) and ($598) for 2022 and 2021, respectively	(25,707)	(2,249)
Retirement plans	109	113
Comprehensive (loss) income	(623,708)	498,594
Comprehensive income attributable to noncontrolling interests	47,727	15,938
Comprehensive (loss) income attributable to Alleghany stockholders	$(671,435)	$482,656

Basic (losses) earnings per share attributable to Alleghany stockholders	$(12.75)	$29.00
Diluted (losses) earnings per share attributable to Alleghany stockholders	(12.75)	29.00

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Six Months Ended June 30,
	2022	2021
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$3,320,646	$3,389,114
Net investment income	218,928	280,415
Change in the fair value of equity securities	(639,000)	316,630
Net realized capital gains	1,164	25,873
Change in allowance for credit losses on available for sale securities	(8,177)	2,218
Product and service revenues	2,422,064	1,568,260
Total revenues	5,315,625	5,582,510

Costs and Expenses
Net loss and loss adjustment expenses	1,980,914	2,199,276
Commissions, brokerage and other underwriting expenses	988,100	999,549
Other operating expenses	2,178,878	1,463,481
Corporate administration	28,001	29,706
Amortization of intangible assets	29,023	23,909
Interest expense	60,654	47,789
Total costs and expenses	5,265,570	4,763,710

Earnings before income taxes	50,055	818,800
Income taxes	5,049	161,148
Net earnings	45,006	657,652
Net earnings attributable to noncontrolling interest	90,939	23,960
Net (losses) earnings attributable to Alleghany stockholders	$(45,933)	$633,692

Net earnings	$45,006	$657,652
Other comprehensive income (loss):
Change in unrealized gains, net of deferred taxes of ($288,591) and ($33,593) in 2022 and 2021, respectively	(1,085,652)	(126,375)
Less: reclassification for net realized capital gains and change in allowance for credit losses on available for sale securities, net of taxes of $1,473 and ($5,899) for 2022 and 2021, respectively	5,540	(22,192)
Change in unrealized currency translation adjustment, net of deferred taxes of ($6,973) and $57 for 2022 and 2021, respectively	(26,230)	213
Retirement plans	239	(852)
Comprehensive (loss) income	(1,061,097)	508,446
Comprehensive income attributable to noncontrolling interests	90,939	23,960
Comprehensive (loss) income attributable to Alleghany stockholders	$(1,152,036)	$484,486

Basic (losses) earnings per share attributable to Alleghany stockholders	$(3.41)	$45.41
Diluted (losses) earnings per share attributable to Alleghany stockholders	(3.41)	45.41